EXHIBIT 23. CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-115672, 333-45249 and 333-45251) and on Form S-3 (No. 333-114730) of Getty Realty Corp. of our reports dated March 2, 2009 relating to the financial statements and the financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Item 8 of this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 2, 2009